Exhibit 99.3

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made and entered into as of April 29, 2011 by and among YRC Worldwide Inc. (“YRC”) and all of its direct and indirect domestic subsidiaries (collectively, the “Company” or “Companies”) and the Teamsters National Freight Industry Negotiating Committee (“TNFINC”) of the International Brotherhood of Teamsters (the “IBT”). The Company and TNFINC are collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, YRC Inc., USF Holland, Inc. and New Penn Motor Express, Inc. and TNFINC are parties to that certain Memorandum of Understanding on the Wage-Reduction – Job Security Plan, dated as of November 25, 2008 (the “2008 MOU”);

WHEREAS, YRC Inc., USF Holland, Inc. and New Penn Motor Express, Inc. and TNFINC are parties to that certain Amended and Restated Memorandum of Understanding of the Job Security Plan, dated as of July 9, 2009 (the “2009 MOU”);

WHEREAS, YRC Inc., USF Holland, Inc. and New Penn Motor Express, Inc. and TNFINC are parties to that certain Agreement for the Restructuring of the YRC Worldwide, Inc. Operating Companies, dated as of September 24, 2010 (as amended, the “2010 MOU”), which is annexed hereto as Exhibit A;

WHEREAS, employees of the Company who were active bargaining unit members of the IBT (the “Participating Employees”) during the 2008 MOU, 2009 MOU and 2010 MOU (the “Concession Period”), agreed to accept various wage, work rule and other concessions (the “Concessions”) to enable the Company to complete a financial restructuring and provide job security for the Participating Employees;

WHEREAS, the Company, TNFINC, the steering group of the Informal Group of Unaffiliated Lenders, and JPMorgan Chase Bank, National Association, as administrative agent, are parties to that certain YRC Worldwide Inc. Summary of Principal Terms of Proposed Restructuring, dated February 22, 2011 (the “Term Sheet”), which sets forth the material terms for the restructuring of the Company and is annexed hereto as Exhibit B;

WHEREAS, the Company, TNFINC, the steering group of the Informal Group of Unaffiliated Lenders, and JPMorgan Chase Bank, National Association, as administrative agent (the “Agent”), are parties to that certain amended YRC Worldwide Inc. Summary of Principal Terms of Proposed Restructuring, dated April 21, 2011 (the “Amended and Restated Term Sheet”), which sets forth the material terms for the restructuring of the Company and is annexed hereto as Exhibit C; and

WHEREAS, the parties to the Amended and Restated Term Sheet have agreed upon the form of certain documents which are attached to the Lender Support Agreement (as defined below) (the “Definitive Documents”) and are necessary to effectuate the Company’s restructuring on the terms set forth in the Amended and Restated Term Sheet (the “Restructuring”); and

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Incorporation by Reference. The 2010 MOU and Amended and Restated Term Sheet annexed hereto are incorporated herein by reference. In the event the terms and conditions set forth in the 2010 MOU and Amended and Restated Term Sheet are inconsistent with the terms and conditions set forth in this Agreement, the terms and conditions set forth in the 2010 MOU and the Amended and Restated Term Sheet shall govern.

2. Definitions. Each capitalized term used in this Agreement that is not defined herein shall have the meaning given to it in the CDA.

“Agent” means JPMorgan Chase Bank, National Association, as collateral and administrative agent under the Existing Credit Agreement.

“CBA” means that certain 2008-2013 National Master Freight Agreement and its applicable supplemental agreements, as the same have been amended by the 2010 MOU and extended through March 31, 2015 and may be amended from time to time.

“CDA” means that certain Amended and Restated Contribution Deferral Agreement dated as of the date of consummation of the Restructuring, by and among the Company, USF Holland, Inc., New Penn Motor Express, Inc., USF Reddaway Inc., the Trustees for the Central States, Southeast and Southwest Areas Pension Fund, the other Funds (as defined therein) and Wilmington Trust Company as agent.

“Credit Agreement Claims” means the Deferred Interest and Fees Claims, the LC Claims, the Term Loan Claims and the Revolving Credit Claims.

“Deferred Interest and Fees Claims” means claims with respect to all deferred interest and fees accrued and unpaid under the Existing Credit Agreement as of the date the Restructuring is consummated.

“Existing Credit Agreement” means that certain Credit Agreement, dated August 17, 2007, as amended, modified or supplemented from time to time, by and among the Company as borrower, the lenders from time to time party thereto as lenders, certain of the Company’s subsidiaries listed as a guarantor on the signature pages thereto as guarantors and JPMorgan Chase Bank, National Association, as collateral and administrative agent.

“LC Claims” means claims with respect to the aggregate LC Exposure (as defined in the Existing Credit Agreement) as of the date the Restructuring is consummated.

“Lender Support Agreement” means that certain letter agreement, dated as of April 29, 2011, from the Company to the Holders of Credit Agreement Claims referred to therein.

“Material Adverse Effect” means (a) a material adverse change, circumstance, effect, event, occurrence, state of facts or development (each, a “material adverse change”) that, either alone or in combination, has had or is reasonably likely to have a short term or long term material adverse effect on (i) the financial condition, business, results of operations, assets or liabilities of the Company, whether or not arising from transactions in the ordinary course or (ii) the ability of the Company to perform any of its obligations under the Amended and Restated Term Sheet, the Approved Transaction Documents (as defined in the Lender Support Agreement), the Qualified Transaction (as defined in the Lender Support Agreement), the Lender Support Agreement and/or this Agreement.

“Merger” means the merger of a wholly owned subsidiary of YRC with and into YRC with YRC as the surviving entity, in accordance with the terms of an agreement and plan of merger in form and substance satisfactory to TNFINC.

“Non-LC Credit Agreement Claims” means the Revolving Credit Claims, Term Loan Claims and the Deferred Interest and Fee Claims.

“Revolving Credit Claims” means claims with respect to the outstanding principal amount of the Revolving Loans (as defined in the Existing Credit Agreement) as of the date the Restructuring is consummated.

“Term Loan Claims” means claims with respect to the outstanding principal amount of the Term Loans (as defined in the Existing Credit Agreement) as of the date the Restructuring is consummated).

3. TNFINC’s Support of the Restructuring. TNFINC agrees that, for so long as the Restructuring embodies and is consistent with the terms and conditions set forth in the Amended and Restated Term Sheet and the Definitive Documents (collectively, the “Restructuring Documents”), TNFINC shall consent to, and shall support, the terms and conditions of the Restructuring. Specifically, TNFINC agrees that (a) the New Convertible Preferred Stock as described in the Employee Distribution section of the Amended and Restated Term Sheet satisfies the requirements set forth in the 2010 MOU for profit sharing and equity ownership, including, but not limited to, sections 2 and 4(c) and the section of the Term Sheet/Proposal entitled “Equity Ownership of the Company”, (b) the Restructuring satisfies the requirements set forth in the 2010 MOU for a financial restructuring of the Company, including, but not limited to, section 2 and the sections of the Term Sheet/Proposal entitled “ABS Credit Facility”, “Concessions”, “Revolving Credit and Term Loan Facilities”, “Capital Event” and “Timing” and (c) the Restructuring in accordance with the terms of the Restructuring Documents satisfies the board composition and corporate governance requirements set forth in the 2010 MOU, including but not limited to, the section of the Term Sheet/Proposal entitled “Board Composition and Representation.”

4. TNFINC’s Waiver of Termination Rights under the MOU. Upon the consummation of the Restructuring in accordance with the terms and conditions set forth in the Restructuring Documents, TNFINC waives its right to terminate, and agrees not to further modify, the 2010 MOU such that the collective bargaining agreement shall be fully binding on the parties thereto for its specified term.

5. The Company’s Undertakings. The Company hereby agrees (i) to take all actions reasonably necessary to effectuate and consummate the transactions contemplated by the Restructuring Documents, and (ii) not to take any actions inconsistent with the transactions contemplated by this Agreement and the Restructuring Documents.

6. Conditions. The obligations of TNFINC set forth in this Agreement are conditioned upon the following to occur:

(a) the Company shall conduct an exchange offer in which the Company exchanges for a combination of (A) shares of new preferred stock of YRC (the “Series B Convertible Preferred Stock”), which Series B Convertible Preferred Stock shall, immediately following consummation of the Merger, automatically convert into shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) equal to 72.5% of the Common Stock outstanding immediately following consummation of the Merger, subject to dilution on account of the Management Incentive Plan (as defined in the Amended and Restated Term Sheet) and the Convertible Secured Notes (as defined below), (B) newly issued 10% Series A Convertible Senior Secured Notes due 2015 (the “Series A Notes”) in the aggregate principal amount of $140.0 million under an indenture (including the annexes, schedules and exhibits thereto, the “Series A Indenture”), (C) the right to subscribe to purchase for cash newly issued 10% Series B Convertible Senior Secured Notes due 2015 (the “Series B Notes” and together with the Series A Notes, the “Convertible Secured Notes”) in the aggregate principal amount of $100.0 million under an indenture substantially in the form attached to the Lender Support Agreement (including the annexes, schedules and exhibits thereto, the “Series B Indenture”) and (D) term loans under the New Credit Agreement (as defined below) in an aggregate initial principal amount of the Non-LC Credit Agreement Claims minus $305 million;

(b) the Company shall amend and restate the Existing Credit Agreement on terms and subject to conditions substantially in the form attached to the Lender Support Agreement (such amended and restated credit agreement, including the annexes, schedules and exhibits thereto, as of its execution date, the “New Credit Agreement”);

(c) the Company shall obtain a new asset based loan facility with an aggregate facility size of at least $350 million, an advance rate on eligible receivables of at least 85% and an effective advance rate on all receivables of at least 61%, on terms and subject to conditions satisfactory to TNFINC, the proceeds of which shall be used (i) to refinance all outstanding claims under that certain Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008 and (ii) to provide incremental liquidity of at least $80 million (such facility, as amended, supplemented or otherwise modified from time to time, the “ABL Facility”);

(d) YRC shall issue $140 million aggregate principal amount of Series A Notes under the Series A Indenture on a ratable basis in accordance with the Amended and Restated Term Sheet to the holders of Non-LC Credit Agreement Claims guaranteed by all of its domestic subsidiaries guaranteeing the obligations under the New Credit Agreement and shall enter into a Registration Rights Agreement, by and between YRC and certain holders of Series A Notes party thereto substantially in the form attached to the Lender Support Agreement;

(e) YRC shall issue $100 million aggregate principal amount of Series B Notes under the Series B Indenture guaranteed by all of its domestic subsidiaries guaranteeing the obligations under the New Credit Agreement in exchange for cash to the holders of Credit Agreement Claims who subscribe for such Series B Notes on a ratable basis (subject to oversubscription rights for such Series B Notes) in accordance with the Amended and Restated Term Sheet and shall enter into that certain Registration Rights Agreement, by and between YRC and certain holders of Series B Notes party thereto substantially in the form attached to the Lender Support Agreement;

(f) YRC shall issue the Series B Convertible Preferred Stock on a ratable basis in accordance with the Amended and Restated Term Sheet to the holders of Credit Agreement Claims, on the terms and subject to the conditions set forth in the Certificate of Designations of Series B Convertible Preferred Stock and shall enter into a Registration Rights Agreement, by and between YRC and certain holders of Series B Convertible Preferred Stock substantially in the form attached to the Lender Support Agreement;

(g) the Company, all of the various pension funds who are parties to that certain Contribution Deferral Agreement, dated as of June 17, 2009, as amended, supplemented or otherwise modified from time to time (the “Contribution Deferral Agreement”) and the agent thereunder, as applicable, shall enter into (A) the tenth amendment to the Contribution Deferral Agreement, which amends and restates the Contribution Deferral Agreement, in form and substance satisfactory to TNFINC, (B) the CDA in form and substance satisfactory to TNFINC and (C) a reaffirmation agreement in form and substance satisfactory to TNFINC;

(h) YRC shall issue the share of Series A Voting Preferred Stock to the IBT on the terms and subject to the conditions set forth in the Certificate of Designations of Series A Voting Preferred Stock of YRC in the form attached to the Lender Support Agreement (and any amendments or modifications thereto must be acceptable to TNFINC);

(i) YRC shall issue Series B Convertible Preferred Stock, which Series B Convertible Preferred Stock shall, immediately following consummation of the Merger, automatically convert into shares of Common Stock equal to 25% of the Common Stock outstanding immediately following consummation of the Merger, subject to dilution on account of the Management Incentive Plan and the Convertible Secured Notes, to a deferred tax qualified plan, and the Company shall enter into a new Employee Stock Plan in each case in form and substance materially consistent with the Amended and Restated Term Sheet and acceptable to the Company, the Agent, the Steering Group Majority (as defined in the Existing Credit Agreement) and TNFINC;

(j) TNFINC hereby acknowledges that each of Amendment No. 21 to the Existing Credit Agreement, dated as of April 29, 2011, Amendment No. 23 to the Third Amended and Restated Purchase Agreement, dated as of April 29, 2011, Amendment No. 9 to the Contribution Deferral Agreement, dated as of April 29, 2011 and Amendment No. 10 to the Contribution

Deferral Agreement, dated as of April 29, 2011, and the CDA, each as in effect today are satisfactory; and

(k) the representations and warranties set forth herein shall be true and correct in all material respects on and as of (a) the date hereof and (b) the date of consummation of the Restructuring except to the extent such representations and warranties expressly relate solely to an earlier date, in which case the representations and warranties shall be true and correct in all material respects as of such earlier date (provided, however, in each case, if any representation or warranty shall be subject to a qualification as to “materiality” or “material adverse effect,” such qualified representation or warranty shall be true and correct in all respects as of such date), and no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the Restructuring. The Company shall have delivered, or shall deliver, on each of the date hereof and the date of the Restructuring, a certificate in form and substance satisfactory to TNFINC, certifying the foregoing.

7. Mutual Representations, Warranties, and Covenants. Each Party makes the following representations, warranties and covenants to each of the other Parties, each of which are continuing representations, warranties and covenants:

7.1 Enforceability. This Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

7.2 No Consent or Approval. The execution, delivery and performance by each Party to this Agreement does not and shall not require any material registration or material filing with, material consent or material approval of, or material notice to, or other material action to, with or by, any federal, state or other governmental authority or regulatory body, except (i) filings required by applicable state securities laws, (ii) the filing with the SEC of (x) one or more Registration Statements and the issuance of effectiveness orders with respect thereto in accordance with the requirements of the Exchange Offer and (y) proxy materials and related documents to effect the Merger Proxy Solicitation, (iii) the filing of any requisite notices, exceptions, waivers and/or application(s) to the NASDAQ Stock Market in connection with the Restructuring, (iv) filings required under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in the case of YRC, (A) filings of the Series A Certificate of Designations, the Series B Certificate of Designations, the New Certificate of Incorporation, the Merger Agreement and other filings related to the Merger with the Secretary of the State of Delaware and (B) other registrations, filings, consents, approvals, notices or other actions that are reasonably necessary to maintain permits, licenses, qualifications and governmental approvals to carry on the business of the Company, (v) filings to release existing Liens and to perfect Liens contemplated by this Agreement and (vi) other consents, approvals or actions which have been obtained on or prior to the date hereof.

7.3 Power and Authority. Each Party has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

7.4 Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership, limited liability company or similar authority action on its part.

8. Representations, Warranties, and Covenants of the Company. The Company makes the following representations, warranties and covenants to TNFINC, each of which are continuing representations, warranties and covenants through the date of consummation of the Restructuring unless otherwise specified:

8.1 No Material Adverse Effect. Since December 31, 2010 there has been no change in the condition (financial or otherwise) of the Company except those which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; provided, however, that a Material Adverse Effect shall not be deemed to have occurred hereunder if such material adverse change was disclosed by the Company in any public filing prior to April 21, 2011.

8.2 Full Disclosure. To the knowledge of the Company, the written statements and information furnished to TNFINC and its representatives and the Funds about the Company (when taken as a whole and excluding projections, estimates, budgets, and forward looking statements), including, without limitation, do not as of the date thereof or date furnished contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not materially misleading in light of the circumstances under which made.

8.3 Approvals. On the date the Restructuring is consummated, no authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by the Company of the CDA or any of the Collateral Documents (as defined in the CDA), except for such approvals, consents, authorizations, licenses, exceptions, filings or registrations which have been obtained or made prior to the date of this CDA and remain in full force and effect, and except, in the case of any approval or consent under any covenant, indenture or agreement, where the failure to obtain the same would not reasonably be expected to have a Material Adverse Effect.

8.4 Compliance with Laws. The Company is in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their property or business operations, except where any such noncompliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

8.5 Lender Support Agreement. On or before April 29, 2011, the Lenders (as defined in the Existing Credit Agreement) having Revolving Credit Exposures (as defined in the Existing Credit Agreement), outstanding principal amount of Term Loans (as defined in the Existing Credit Agreement) and unused Commitments (as defined in the Existing Credit

Agreement) representing at least 90% of the sum of the total Revolving Credit Exposures, the aggregate principal amount of Term Loans and the unused Commitments at such time have executed the Lender Support Agreement.

8.6 Litigation.

(a) Other than described on Schedule 8.6 hereto, which may be amended at any time on or prior to the consummation of the Restructuring, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting any Company (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve the CDA or the Transactions (as defined in the CDA).

(b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Company (i) has not failed to comply with any Environmental Law (as defined in the Existing Credit Agreement) or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

8.7 Status as Investment Company. Neither the Company nor any of its subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

8.8 Taxes. The Company has timely filed or caused to be filed all Tax (as defined in the Existing Credit Agreement) returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

8.9 ERISA. No ERISA Event (as defined in the Existing Credit Agreement) has occurred, and no ERISA Event with respect to any Plan is reasonably expected to occur, that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

8.10 Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date, the Company and its subsidiaries, taken as a whole, are and will be solvent.

9. Reservation of Rights. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of TNFINC to protect and preserve its rights, remedies and interests, including without limitation, any claims it has against the Company or its full participation in any bankruptcy case. If the Restructuring is not consummated, or if this Agreement is terminated for any reason prior to the consummation of the Restructuring, the Parties fully reserve any and all of their rights, remedies, claims and causes of action.

10. Termination. TNFINC may terminate this Agreement at any time after the date hereof:

(a) upon the occurrence of any Material Adverse Effect;

(b) if an involuntary proceeding against any of the Companies is commenced or an involuntary petition is filed seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief in respect of any of the Companies or their debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, administrative, receivership or similar law now or hereafter in effect, provided that such involuntary proceeding continues undismissed for a period of thirty (30) days after the filing thereof or if any court order grants the relief sought in such involuntary proceeding;

(c) if any of the Companies (i) voluntarily commences any proceeding or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in Section 10(b) hereof, (iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its assets, (iv) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) makes a general assignment or arrangement for the benefit of creditors or (vi) takes any corporate action for the purpose of authorizing any of the foregoing;

(d) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of a material portion of the Restructuring; and

(e) on June 1, 2011, unless each Employer (as defined in the 2010 MOU) shall have reached an agreement in writing with the applicable trustees of each of the Teamster Pension Funds covered by the CBA (each a “Fund”) to either: (A) reenter the Fund as a contributing employer and contribute to the Fund in accordance with the terms of the 2010 MOU (the “MOU Contributions”); or (B) if making the MOU Contributions to certain of the Funds is prohibited by applicable law, then pending the earlier to occur of the adoption of legislation or regulatory approval which would permit the applicable Fund to accept the MOU Contributions or such time as the MOU Contributions are no longer prohibited with respect to such Fund, each Employer shall have reached an agreement with such Fund: (x) to allow payments in amounts equal to the MOU Contributions (the “Prohibited Amounts”) to be deposited into an escrow account for the benefit of the Fund on terms acceptable to the Employer and the Fund (each, an “Escrow Account”); (y) to first apply Prohibited Amounts to pay any obligations owed to the Fund by the Employer under the Contribution Deferral Agreement and thereafter deposit remaining Prohibited Amounts into an Escrow Account; or (z) solely in the event that agreements pursuant to (x) and (y) above can not be consummated under applicable law or fund documentation, on other terms acceptable to the Employer and the applicable Fund. Each such agreement shall provide that, under no circumstances, shall the Fund determine that the implementation of either clause (A) or (B) above: (1) constitutes with respect to any Employer or any of their ERISA Affiliates (as defined in the Contribution Deferral Agreement): (x) a complete withdrawal with respect to any Fund under section 4203 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and/or any other applicable law with similar effect (“Similar Law”) or (y) a partial withdrawal with respect to any Fund under section 4205 of ERISA and/or any other Similar Law, or (2) otherwise subject any of the Employers or any of their ERISA Affiliates to Withdrawal Liability (as defined in the Contribution Deferral Agreement). Notwithstanding any action by the Fund prior to February 28, 2011, each such agreement shall also provide that, so long as the Employer complies with the terms of its agreement with the applicable Fund, including its obligations to make the MOU Contributions, the trustees of the Fund shall not bring any action against the Employer or any of its ERISA Affiliates to claim a withdrawal from the Fund or to demand the payment of, assess, quantify, enforce or collect Withdrawal Liability. For the avoidance of doubt, each agreement referred to in this Section 10(e) must be in form and substance acceptable to the Company, TNFINC and the Steering Group Majority.

11. Miscellaneous Terms.

11.1 Further Assurances. The Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the agreements and understandings of the Parties.

11.2 Fiduciary Duties. Notwithstanding anything to the contrary herein, nothing in this Agreement shall require the Company or its affiliated entities or any directors or officers of the Company or its affiliated entities, in such Person’s capacity as a director or officer of the Company or its affiliated entities, to take any action, or to refrain from taking any action, to the extent required to comply with its or their fiduciary obligations under applicable law. TNFINC shall not have any fiduciary or other duties or responsibilities to the Company. To the fullest extent permitted by law, the Company hereby waives and releases any claims that it may have against TNFINC with respect to any claim in connection with any aspect of any transaction contemplated hereby (including the negotiation of such transaction).

11.3 Fees. In accordance with the terms of (i) the existing engagement letters with Willkie, Farr & Gallagher LLP and MAEVA Advisors, LLC, and (ii) any other agreements with professionals or advisors of the Joint Management and Labor Committee of the Company of which TNFINC is a member, the Company shall pay all fees and expenses of such professionals and advisors on a regular basis and on the terms set forth in such agreements (as applicable).

11.4 Complete Agreement. This Agreement (together with the Restructuring Documents) and the 2010 MOU constitutes the entire agreement between the Parties with respect to the Restructuring and supersedes all prior agreements, oral or written, between the Parties with respect thereto.

11.5 Parties. This Agreement shall be binding upon, and inure to the benefit of, the Parties. No rights or obligations of any Party under this Agreement may be assigned or transferred to any other person or entity. Nothing in this Agreement, express or implied, shall give to any person or entity, other than the Parties, any benefit or any legal or equitable right, remedy or claim under this Agreement.

11.6 Modification. This Agreement may only be modified, altered, amended or supplemented by an agreement in writing signed by the Company and TNFINC.

11.7 Governing Law. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PRINCIPLES THEREOF.

11.8 Execution of this Agreement; Headings. This Agreement may be executed and delivered (by facsimile or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party. The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.

11.9 Interpretation. Any Party enforcing or interpreting this Agreement shall interpret it in a neutral manner. There shall be no presumption concerning whether to interpret this Agreement for or against any Party by reason of that Party having drafted this Agreement, or any portion thereof, or caused it or any portion thereof to be drafted.

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IN WITNESS WHEREOF, the parties have entered into this Agreement on the day and year first above written.

YRC WORLDWIDE, INC.

By:
Name:
Title:

TEAMSTERS NATIONAL FREIGHT INDUSTRY NEGOTIATING COMMITTEE

By:
Name:
Title:

Exhibit A

2010 MOU

[attached]

Exhibit B

Term Sheet

[attached]

Exhibit C

Amended and Restated Term Sheet

[attached]

Schedule 8.6

Material Litigation

ABF Freight System, Inc. v International Brotherhood of Teamsters, et al., Case No. No. 2:10-CV-2165 JLH (W.D. Ark)

Any other litigation disclosed as part of the Company’s filings pursuant to the Securities Act or the Exchange Act or similar securities laws.